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                                                                      EXHIBIT 11

                          COLLINS & AIKMAN CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                       IN THOUSANDS, EXCEPT PER SHARE DATA
                                   (UNAUDITED)


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
                                                                   QUARTER ENDED
                                                             -------------------------
                                                             MARCH 31,        APRIL 1,
                                                               2001             2000
                                                             --------         --------

Average shares outstanding during the period ........          71,328           61,889
                                                             --------         --------

Incremental shares under stock options computed under
     the price of issuer's stock during the period ..              --              476
                                                             --------         --------

     Total shares for diluted EPS ...................          71,328           62,365
                                                             ========         ========

Income (loss) from continuing operations
   before extraordinary charge ......................        $ (7,104)        $  7,014

Extraordinary charge, net of income taxes of $227 ...            (340)              --
                                                             --------         --------

     Net income (loss) ..............................        $ (7,444)        $  7,014
                                                             ========         ========

Net income (loss) per basic and diluted common share:
     Continuing operations ..........................        $  (0.10)        $   0.11
     Extraordinary charge ...........................              --               --
                                                             --------         --------
     Net income (loss) ..............................        $  (0.10)        $   0.11
                                                             ========         ========
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